UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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IWeb Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IWeb Inc.
121/34, RS Tower, 8th Floor
Ratchadaphisek Road, Din Daeng Sub-district, din Daeng District
Bangkok, Thailand

Notice of Shareholder Action by Written Consent

●, 2017

To the Shareholders of IWeb Inc.:

We are furnishing this Information Statement to the shareholders of IWeb Inc., a Nevada corporation (the “Company” or “IWeb”), under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nevada law. This Information Statement advises the Company’s shareholders of actions taken and approved, effective on June 28, 2017, by unanimous written consent of the Company’s Board of Directors and the subsequent adoption of such corporate action by the holders a majority of the Company’s outstanding shares of Common Stock (the “Majority Shareholders”), to amend the Company’s Articles of Incorporation to (i) increase the Company’s authorized shares of common stock, par value $0.0001 per share, from 75,000,000 to 150,000,000 shares and (ii) authorize the issuance of up to 25,000,000 shares of blank check preferred stock, par value $0.0001 per share (the “Amendment”).

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE AMENDMENT. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE AMENDMENT.

The Amendment will not become effective until it is filed with the Nevada Secretary of State at least 20 days after the date of the mailing of this Information Statement to the Company’s shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement contains a description of the Amendment. We encourage you to read the Information Statement, including Appendix A, thoroughly. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission.

By Order of the Board of Directors,

/s/ Wai Hok Fung
Wai Hok Fung
President
July ●, 2017
Bangkok, Thailand

IWeb Inc.
121/34, RS Tower, 8th Floor
Ratchadaphisek Road, Din Daeng Sub-district, din Daeng District,
Bangkok, Thailand

NOTICE OF ADOPTION AND APPROVAL OF AMENDMENT TO THE COMPANY’S

ARTICLES OF INCORPORATION
BY WRITTEN CONSENT OF SHAREHOLDERS

●, 2017

To the Shareholders of IWeb Inc.:

NOTICE IS HEREBY GIVEN, pursuant to Chapter 78 of the Nevada Revised Statutes (“Nevada Law”) that, effective on June 28, 2017, the holders of a majority of the outstanding shares of the common stock of IWeb Inc., a Nevada corporation (“we,” “us” or “IWeb”), entitled to vote thereon, acting by written consent without a meeting of shareholders, authorized, adopted and approved the execution and delivery of an amendment to our Articles of Incorporation to (i) increase the Company’s authorized shares of common stock, par value $0.0001 per share, from 75,000,000 to 150,000,000 shares and (ii) authorize the issuance of up to 25,000,000 shares of blank check preferred stock, par value $0.0001 per share (the “Amendment”).

As permitted by Nevada law, no meeting of the shareholders of IWeb is being held to vote on the approval of the Amendment. The Amendment is described in detail in the enclosed Information Statement.

By Order of the Board of Directors,

/s/ Wai Hok Fung
Wai Hok Fung
President

IWEB INC.
INFORMATION STATEMENT

Introduction

This Information Statement is being furnished to the shareholders of IWeb Inc., a Nevada corporation (“IWeb” or the “Company”), in connection with the prior approval of our Board of Directors of, and receipt of approval by written consent of holders of the majority of the Company’s issued and outstanding common stock for, the execution and filing of an amendment to our Articles of Incorporation to (i) increase the Company’s authorized shares of common stock, par value $0.0001 per share (the “Common Stock”), from 75,000,000 to 150,000,000 shares and (ii) authorize the issuance of up to 25,000,000 shares of blank check preferred stock, par value $0.0001 per share (the “Amendment”). Under the terms of the Amendment and applicable law, our Board of Directors will be authorized to fix the designations, rights, preferences, powers and limitations of each series of the preferred stock. A copy of Amendment is included as Appendix A to this Information Statement.

Effects of Increase in Authorized Shares of Common Stock and Authorization of Preferred Stock

Potential uses of the additional authorized shares of Common Stock may include public or private offerings, conversions of convertible securities, issuance of stock or stock options to employees, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of the Common Stock will give us greater flexibility and will allow the Company to issue such shares, in most cases, without the expense or delay of seeking shareholder approval. The Company may issue shares of its Common Stock in connection with financing transactions and other corporate purposes which the Board of Directors believes will be in the best interest of the Company’s shareholders. The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights, and could have the effect of diluting earnings per share and book value per share, of existing shareholders.

The term “blank check” preferred stock refers to stock that gives the board of directors of a corporation the flexibility to create from time to time one or more series of preferred stock, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any sinking fund requirements, (viii) any restrictions on the issuance of additional shares of any class or series, (ix) any voting rights and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions.

Board of Director and Shareholder Approval

The Board of Directors believes that the approval of the Amendment is in the best interest of IWeb and its shareholders, and that the Amendment will enhance our ability to finance the development and operation of our business and will allow for more flexibility regarding additional equity financings and stock-based acquisitions. Accordingly, effective as of June 28, 2017, the Board approved the Amendment, and directed that the Amendment be presented to shareholders holding a majority of the issued and outstanding shares of our capital stock. Under Nevada law and our Articles of Incorporation, the affirmative vote of a majority of the issued and outstanding shares of our Common Stock, par value $0.0001 per share (“Common Stock”), as of the close of business on June 28, 2017, the record date, is required to approve the Amendment. As of June 28, 2017, there were issued and outstanding 75,000,000 shares of Common Stock. As permitted by Nevada Law, on June 28, 2017, we received a written consent in lieu of a meeting of shareholders from holders of 46,410,000 shares of Common Stock representing 61.9% of the total issued and outstanding shares of our voting stock approving the Amendment (the “Consent Action”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO PROXY CARD HAS BEEN ENCLOSED AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE AMENDMENT.

The Amendment will not become effective until the filing with the Nevada Secretary of State of the Amendment at least 20 calendar days following the date of mailing of this Information Statement to our shareholders.

This Information Statement is furnished for the purposes of informing shareholders of the Consent Action prior to the effectiveness of the Amendment in the manner required under the Securities Exchange Act of 1934, as amended, and under Nevada Law. This Information Statement is first being mailed on or about ●, 2017 to holders of record of Common Stock as of the close of business on June 28, 2017 (the “Record Date”).

Voting Securities and Principal Holders Thereof

As of June 28, 2017, there were outstanding 75,000,000 shares of Common Stock.

The following table sets forth, as of June 28, 2017, certain information with respect to the beneficial ownership of the Company’s voting securities by (i) any person (including any “group” as set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) known by us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, (ii) each director, (iii) each of the named executive officers (defined below), and (iv) all of our directors and executive officers as a group. Shares which the person or group has the right to acquire within 60 days of June 28, 2017, are deemed to be outstanding in calculating the percentage ownership of the person or group, but are not deemed to be outstanding as to any other person or group.

Unless otherwise indicated in the footnotes, the principal address of each of the shareholders, named executive officers, and directors below is c/o IWeb Inc., 121/34, RS Tower, 8th Floor, Ratchadaphisek Road, Din Daeng Sub-district, din Daeng District, Bangkok, Thailand.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Directors, Named Executive Officers and 5% Shareholders
Wai Hok Fung, President and Director	10,500,000	14.0%
Ratanaphon Wongnapachant, Chief Executive Officer, Chairman and Director	35,910,000	47.9%
Cheng Kim Sing, Chief Financial Officer	—	—
Bodin Kasemset, Director	—	—
All current directors and executive officers as a group (4 persons)	46,410,000	61.9%
S-Mark Co. Ltd	25,200,000	33.6%

The Board approved the Amendment, and recommended that the Company’s shareholders approve the same, by written consent dated June 28, 2017. Also effective as of June 28, 2017, shareholders holding an aggregate of 46,410,000 shares of our issued and outstanding Common Stock approved the Amendment by written consent. Those shareholders included Mr. Wai Hok Fung, our President and a member of our Board, and Mr. Ratanaphon Wongnapachant, our Chief Executive Officer and a member and the Chairman of our Board.

Dissenter’s Rights

The shareholders of IWeb have no right under Nevada Law, our Articles of Incorporation or Bylaws to dissent from the provision adopted in the Amendment.

Effective Date and Effects of the Amendment

Pursuant to Rule 14c-2 promulgated pursuant to the Exchange Act, the Amendment will not be effective until at least twenty (20) days after the date on which this Information Statement is filed with the Commission and a copy hereof has been mailed to each of our shareholders. The Company anticipates that this Information Statement will be mailed or furnished to our shareholders on or about ●, 2017.  Therefore, the Company anticipates that the Amendment will be effective on or about ●, 2017, or such later date as all conditions and requirements to effectuate the Amendment are satisfied.

Interest of Certain Persons in the Amendment

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other shareholders.

Change in Control

On May 15, 2017, we entered into a share exchange agreement (the “Share Exchange Agreement”) with Enigma Technology International Corporation, a British Virgin Islands company, (“Enigma BVI”), and all the shareholders of Enigma BVI, namely, Ratanaphon Wongnapachant, Chanikarn Lertchawalitanon, and S-Mark Co. Ltd. (collectively, the “Shareholders”), to acquire all the issued and outstanding capital stock of Enigma BVI in exchange for the issuance to the Shareholders of an aggregate of 63,000,000 restricted shares of our common stock (the “Reverse Merger”) delivered on the Closing Date of the Reverse Merger (the “Closing Shares”). Immediately after the closing of the Reverse Merger, we had a total of 75,000,000 issued and outstanding shares of Common Stock, 63,000,000 of which are held by the Shareholders. Of those shares, Mr. Ratanaphon holds 35,910,000 shares, or 47.9%, of our issued and outstanding Common Stock. As a result of the Reverse Merger, Enigma BVI is now our wholly-owned subsidiary of the Company. Mr. Ratanaphon and Dr. Bodim Kasemset were appointed as directors of the Company in connection with the closing of the Share Exchange Agreement, and Ms. Wai Lung Yee and Mr. Cheng Kim Sing resigned as members of the Board at the same time.

In connection with the transactions contemplated by the Share Exchange Agreement, the Company and Mr. Wai, who previously held a controlling interest in the Company, entered into a Repurchase Agreement dated May 14, 2017. Pursuant to the Repurchase Agreement, the Company purchased 39,495,000 shares of the Company’s Common Stock (the “Repurchase Shares”) from Mr. Wai for a total purchase price of $1.00, effective immediately prior to the consummation of the Share Exchange Agreement. The Repurchase Shares were held as treasury shares and issued to the Shareholders pursuant to the Share Exchange Agreement.

Householding of Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for information statements with respect to two or more security holders sharing the same address by delivering a single information statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

Brokers with account holders who are IWeb Inc., shareholders may be “householding” our Information Statement. A single Information Statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Information Statement or, alternatively, if you wish to receive a single copy of the material instead of multiple copies, please notify your broker and direct your request to IWeb Inc., 121/34, RS Tower, 8th Floor, Ratchadaphisek Road, Din Daeng Sub-district, din Daeng District, Bangkok, Thailand.

Where You Can Find Additional Information

We file annual, quarterly and current reports, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Section at the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above action.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.  Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Wai Hok Fung
By: Wai Hok Fung
President

Dated: July ●, 2017

Appendix A

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

IWeb Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article III is hereby amended to read as follows:

The Corporation may issue two classes of capital stock, Common Stock and Preferred Stock. The Corporation is authorized to issue a total of one hundred fifty million (150,000,000) shares of Common Stock with a par value of $0.0001 per share and is authorized to issue a total of twenty-five million (25,000,000) shares of Preferred Stock with a par value of $0.0001 per share. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors. The Board of Directors of the Corporation may establish one or more series of Preferred Stock, fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each series of Preferred Stock and may increase or decrease the number of shares of any series of Preferred Stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 61.9%

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 1-5-15